Form 6K Nov 19, 2004

Exhibit 2

LUCKY 1 ENTERPRISES INC.

FINANCIAL STATEMENTS

NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004

(Expressed in Canadian dollars)

(Unaudited – Prepared by Management)

LUCKY 1 ENTERPRISES INC.

BALANCE SHEETS

(Unaudited – Prepared by Management)

	September 30	December 31
	2004	2003
	(unaudited)	(audited)
ASSETS

Current
Cash and term deposits	$4,531	$73,673
Marketable Securities	378,717	528,200
Receivables	3,281	-
Due from LVFH (note 6)	73,132	-
	459,661	601,873

Cash held on behalf of related party (note 6)	942	138,361
Investment in Extra High Property (note 4)	31,932	-
Investment in Inter Café Project (note 12)	90,000	25,000
Property and equipment (note 5)	10,693	13,078
	593,228	778,312
LIABILITIES

Current
Payables and accruals	$47,210	$39,673
Payable to related parties and directors (note 6)	83,735	211,762
	130,945	251,435

SHAREHOLDERS’ EQUITY

Capital Stock (note 7)	$22,662,838	$22,459,414
Contributed Surplus	3,460	3,460
Deficit	(22,204,015)	(21,935,997)

Shareholder’s equity (deficiency)	462,283	526,877

	$593,228	$778,312

Going concern (note 2)

Subsequent events (note 13)

On behalf of the Board,

  “Bedo H. Kalpakian”

     “J. Wayne Murton”

Director                                                                               Director

Lucky 1 Enterprises Inc.

Interim Financials

September 30, 2004

LUCKY 1 ENTERPRISES INC.

STATEMENTS OF OPERATIONS AND DEFICIT

(Unaudited – Prepared by Management)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2004	2003	2004	2003
Income
Interest and other	$21,636	$53,297	$79,926	$62,605

Expenses
Advertising and promotion	-	-	-	692
Amortization	795	1,672	2,385	5,015
Consulting	-	-	27,972	-
Finance, interest and foreign exchange	2,014	1,437	5,699	1,923
Legal, accounting and audit	12,265	397	31,276	9,844
Management fees	60,000	60,000	180,000	120,000
Office and miscellaneous	4,082	3,269	62,772	13,434
Professional Fees	-	-	-	1,100
Regulatory and transfer fees	605	472	3,568	8,246
Rent	1,477	1,811	4,554	5,258
Salaries and benefits	6,448	3,527	16,714	14,924
Shareholder communication	404	-	7,933	4,255
Travel, meals and entertainment	-	-	190	645
Telephone	960	423	1,928	1,524
	89,050	73,008	344,991	186,860

Loss before other items	(67,414)	(19,711)	(265,065)	(124,255)

Other items
Gain/(loss) on sale of investments	(128,080)	104,295	579,705	104,295
Gain/(loss) on write off of investments	-	-	-	(4)
Gain/(loss) on write down of investments	(234,658)	150,000	(582,658)	-
	(362,738)	254,295	(2,953)	104,291

Net gain (loss) for the period	(430,152)	234,584	(268,018)	(19,964)

Deficit, beginning of period	(21,773,863)	(22,150,370)	(21,935,997)	(21,895,822)

Deficit, end of period	(22,204,015)	(21,915,786)	(22,204,015)	(21,915,786)

Weighted average number of shares	$10,708,944	$8,323,468	$10,708,944	$8,323,468

Weighted average gain (loss) per common share	$(0.04)	$0.03	$(0.03)	$(0.01)

Lucky 1 Enterprises Inc.

Interim Financials

September 30, 2004

LUCKY 1 ENTERPRISES INC.

STATEMENTS OF CASH FLOWS

(Unaudited – Prepared by Management)

	Three Months Ended		Nine Months Ended
	September 30		September 30

	2004	2003	2004	2003

Cash provided by (used for)

Operating
Net gain (loss)	$(430,152)	$234,584	$(268,018)	$(19,964)
Amortization	795	1,672	2,385	5,015
	(429,357)	236,256	(265,633)	(14,949)
Change in non-cash operating
working capital
Receivables	77,607	(29,460)	61,006	(2,639)
Payables and accruals	(32,403)	(25,451)	7,537	10,200
Payable to related parties	(85,361)	(189,828)	(128,027)	(127,845)
	(40,157)	(244,739)	(59,484)	(120,284)
	(469,514)	(8,483)	(325,117)	(135,233)

Investing
Mineral Property – Extra High	-	-	(31,932)	-
Inter-Café Project	-	-	(65,000)
Marketable Securities	135,101	150,000	(433,175)	(100,000)
Write down of Marketable Securities	234,658	(150,000)	582,658	-
Write off of investments	-	-	-	4
	369,759	0	52,551	(99,996)
Financing
Issuance of common shares	100,000	752,997	203,424	752,997
Subscription shares	-	(450,000)	-	(225,000)
	100,000	302,997	203,424	527,997

Increase (decrease) in cash and cash equivalents	245	294,514	(69,142)	292,768
Cash and cash equivalents, beginning of period	4,286	4,618	73,673	6,364

Cash and cash equivalents, end of period	$4,531	$299,132	$4,531	$299,132

Lucky 1 Enterprises Inc.

Interim Financials

September 30, 2004

LUCKY 1 ENTERPRISES INC.

NOTES TO FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

(Unaudited – Prepared by Management)

1        Nature of Operations

The Company was incorporated on August 24, 1984 in the Province of British Columbia and has interests in the Extra High Property located in the Province of British Columbia, Lithium mineral properties located in the Province of Ontario, an investment in software for on-line gaming, an investment in the securities of a publicly listed related company and, an investment in the Inter Café Project.

2.        Going concern

These financial statements have been prepared on the basis of accounting principles applicable to a "going concern", which assumes that the company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations.

The company’s common shares are quoted and trade on the OTC Bulletin Board under the trading symbol “LKYOF”.

The company has incurred significant operating losses in prior years and has a working capital deficiency.  The company’s efforts are directed at pursuing opportunities of merit.  It is the Company’s intention to pursue equity and debt financings in order to conduct its operations uninterruptedly.

These financial statements do not reflect adjustments that would be necessary if the "going concern" assumption were not appropriate because management believes the actions that have already been taken or planned, as described above, will mitigate the adverse conditions.

If the "going concern" assumption were not appropriate for these financial statements, then adjustments would be necessary in the carrying values of assets and liabilities, the reported revenues and expenses, and the balance sheet classifications used.

3.        Summary of significant accounting policies

All financial figures presented herein are expressed in Canadian Dollars (CDN$) unless otherwise specified.  These financial statements have been prepared in accordance with certain recommendations of the Canadian Institute of Chartered Accountants (CICA) concerning interim financial statements which came onto effect for fiscal years commencing on or after January 1, 2001. Accordingly, these statements show a comparative balance sheet as of the end of the immediately preceding fiscal year. These statements do not conform in all respects to the requirements of generally accepted accounting principles for annual financial statements, and should be read in conjunction with the most recent annual financial statements. In the opinion of the company, its unaudited interim financial statements contain all adjustments necessary in order to present a fair statement of the results of the interim periods presented.  These Interim financial statements have not been reviewed by the Company’s auditor.

(a)

Basis of presentation

The financial statements include all the accounts of Lucky 1 Enterprises Inc. and do not include the accounts of its wholly owned investment, Blue Rock Mining Inc. (“Blue Rock”), due to the fact that Blue Rock was dissolved during 2003.

Lucky 1 Enterprises Inc.

Interim Financials

September 30, 2004

LUCKY 1 ENTERPRISES INC.

NOTES TO FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

(Unaudited – Prepared by Management)

3.

Summary of significant accounting policies (continued)

(b)

Use of estimates

In conformity with generally accepted accounting principles management is required to make estimates and assumptions that could affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenditures during the reporting period.  Actual results could differ from those estimates and would impact future results of operations and cash flows.

(c)

Mineral properties

The Company‘s principal business is in the acquisition, exploration and development of mineral properties. The mineral properties are recorded at cost.  The costs relating to a property abandoned are written off when the decision to abandon is made.

(d)

Software Development

Pursuant to a Licensing Agreement entered into by the Company on November 4, 2002, the Company has paid to Las Vegas From Home.com Entertainment Inc., a related company, a one-time-only Licensing Fee of $200,000, as a result of which, the Company owns 50% of a gaming software for three card games. The Company expenses all research and development costs when incurred until the product reaches technological viability, at which point all material research and developments costs are capitalized.  During the nine month period ended September 30, 2004, there were no material research and development costs incurred and capitalized.

(e)

Loss per share

Loss per share is calculated using the weighted average number of shares outstanding during the period.  The dilutive effect of options and warrants is not reflected in loss per share as the effect would be anti-dilutive.

(f)

Marketable Securities

Marketable securities are valued at the lower of cost and market at the balance sheet date.  The cost of all marketable securities which the Company holds is $846,347. The Company holds 2,759,500 common shares of Las Vegas From Home.com Entertainment Inc., a related party (market value - $372,532).

(g)

Property and equipment - Amortization

Property and equipment are recorded at cost.  The company amortizes its assets on the declining balance method at the following annual rates:

Furniture and equipment

20%

Computer equipment

30%

Lucky 1 Enterprises Inc.

Interim Financials

September 30, 2004

LUCKY 1 ENTERPRISES INC.

NOTES TO FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

(Unaudited – Prepared by Management)

3.

Summary of significant accounting policies (continued)

(h)

Stock-based compensation plan

Effective January 2002, the Company adopted the new Handbook recommendation in accounting for its employee stock option plans.  Options granted to employees are accounted for using the intrinsic value method where compensation expense is recorded when options are granted at discounts to market.  Options granted to non-employees are accounted for using the fair value method where compensation expense is calculated using the Black-Scholes options pricing model.

i)

Revenue Recognition

The Company earns revenues from customers of Las Vegas From Home.com Entertainment Inc., (“Las Vegas”) a related company, in accordance with a Licensing Agreement dated November 4th, 2002 which entitles the Company to 40% of revenues that are generated by Las Vegas from certain on-line games.  The Company recognizes the revenue on an accrual basis.

(j)

Financial instruments

The Company's financial instruments consist of cash and term deposits, amounts receivable from related parties, accounts payable and accruals and amounts payable to related parties.  It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

The carrying value of cash and term deposits, amounts receivable from related parties, accounts payable and accrued liabilities and amounts payable to related parties approximates their fair value.

The fair value of marketable securities is assumed to approximate quoted market values, as disclosed in note 3(f).  The Company is exposed to significant market risk with respect to marketable securities.

(j)

Income Taxes

The Company follows the liability method based on the accounting recommendations for income taxes issued by the Canadian Institute of Chartered Accountants.  Under the liability method future Income tax assets and liabilities are computed based on differences between the carrying amount of assets and liabilities on the balance sheet and their corresponding tax values, using the enacted income tax rates at each balance sheet date.  Future income tax assets can also result by applying unused loss carry-forwards and other deductions.  The valuation of any future income tax assets is reviewed annually and adjusted, if necessary, by use of a valuation allowance to reflect the estimated realizable amount.

4.        Mineral Property

On March 26, 2004, the Company entered into an Option Agreement with an arm’s length party (the “Optionor”) in respect to certain mineral claims which are situated in the Kamloops Mining Division in the Province of British Columbia (the “Extra High Property”).  Pursuant to the terms of the Option Agreement, Lucky has the right to acquire a 100% interest in the Extra High Property, subject to a 1½% Net Smelter Returns Royalty, by making staged cash payments totaling $150,000 (of which $15,000 was paid upon the execution of the Option Agreement) and incurring exploration expenditures on the Extra High Property totaling $500,000 over a period of 3 years.  Upon Lucky earning a 100% interest in the Extra High Property, Lucky may at anytime purchase 50% of the Net

Lucky 1 Enterprises Inc.

Interim Financials

September 30, 2004

LUCKY 1 ENTERPRISES INC.

NOTES TO FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

(Unaudited – Prepared by Management)

4.        Mineral Property(continued)

Smelter Returns Royalty by paying to the Optionor the sum of $500,000 leaving the Optionor with a 0.75% Net Smelter Returns Royalty.

The company has a 100% interest in Lithium properties located in the Nipigon area, Thunder Bay Mining Division of North Western Ontario. During 2000, the company wrote off these mineral properties.

5.   Property and equipment

			September 30 2004	December 31 2003
		Accumulated	Net	Net
	Cost	Amortization	Book Value	Book Value
Furniture and equipment	$126,494	$120,127	$6,367	$7,492
Computer equipment	35,112	30,786	4,326	5,586
	$161,606	$150,913	$10,693	$13,078

6.   Related party transactions

	September 30 2004	December 31 2003
Loan payable to Las Vegas From Home.com Entertainment Inc. (“LVFH”)	$-	$(2,471)
Receivable from LVFH	73,132	-
Cash held on behalf of LVFH	(942)	(138,361)
Director’s loan/interest payable	(83,735)	-
Loan payable to Kalpakian Bros. of B.C. Ltd.	-	(70,930)

Total (payable to)/receivable from related parties	$(11,545)	$(211,762)

a)

The Company shares office premises with Las Vegas From Home.com Entertainment Inc. (“Las Vegas”), a related company.  The Company charges Las Vegas for its proportionate share of payroll expenses and other expenses (“LVFH Obligations”).  For the nine month period ended September 30, 2004 Las Vegas has paid to the Company the sum of $147,962 for the LVFH obligations.  Subsequent to August 2001 rent for the office premises is paid by Las Vegas and the Company is charged for its proportionate share which is $4,554 for the nine month period ended September 30, 2004.

b)

Pursuant to the New Management Services Agreement dated November 1, 2001, as amended on August 14, 2003, the aggregate amount of expenditures made to Management fees totalled $180,000 during the nine month period ended September 30, 2004, (2003: $120,000) and was paid to Kalpakian Bros. of B.C. Ltd, (the “Manager”) the principals of which are Bedo H. Kalpakian and Jacob H. Kalpakian.  On August 14th, 2003, an addendum to the New Management Services Agreement was approved by the Company’s Board of Directors with both Bedo H. Kalpakian and Jacob H. Kalpakian abstaining from the vote whereby the Company’s Board approved the increase of the monthly fee to $20,000 plus G.S.T. effective as of July 1, 2003 and that all other terms and conditions of the New Management Services Agreement (the

Lucky 1 Enterprises Inc.

Interim Financials

September 30, 2004

LUCKY 1 ENTERPRISES INC.

NOTES TO FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

(Unaudited – Prepared by Management)

6.   Related party transactions (continued)

“Agreement”) to remain unchanged and in full force and effect.  On September 30, 2004, the Company’s Board of Directors approved, with both Bedo H. Kalpakian and Jacob H. Kalpakian abstaining from the vote, to renew the Agreement for an additional one year period.  Consequently, the Agreement has been renewed and shall expire on September 30, 2005.

c)

Jacob H. Kalpakian and Bedo H. Kalpakian, directors of the Company, entered into Private Placement Flow-Through Share Financing Agreements with the Company on December 29, 2003 and March 10, 2004 for the purchase of 850,000 Flow-Through Share Units and 1,000,000 Flow-Through Share Units at the purchase price of $0.10 per unit respectively. Each Unit consisting of one common share (the “Flow-Through Shares”) of the Company which will be a “flow-through share” pursuant to the provisions of subsection 66(15) of the Income Tax Act (Canada) (the “ITA”) and one non-transferable common share purchase warrant (the “Warrants”) each Warrant entitling the holder to purchase one common share (the “Flow-Through Warrant Shares”) which will be a “flow-through share” at a price of  $0.15 per Flow-Through Warrant Share for a period of 12 months and thereafter at a price of  $0.20 per Flow-Through Warrant Share for a further 6 months, and thereafter one common share (the “Non-Flow-Through Warrant Shares) of the Company at a price of $0.20 per Non-Flow-Through Warrant Share for a further 6 months.  All common Shares and non-transferable Warrants of the Company pursuant to these Private Placement Financings have been issued.

d)

The Company entered into a Debt Settlement Agreement on April 8, 2004 for the geological services provided by a company owned by a director of the Company whereby a total of 22,827 common shares of the Company were issued in full satisfaction of the debt totalling $3,424.

e)

Kalpakian Bros. of B.C. Ltd., a private company owned and controlled by two directors of the Company, entered into a Private Placement Financing Agreement with the Company on July 20, 2004 for the purchase of 1,000,000 units of the securities of the Company at the price of $0.10 per unit for total proceeds to the Company of $100,000.  Each unit consists of one common share in the capital of the Company and one warrant to purchase an additional common share in the capital of the Company.  Each warrant is exercisable at the price of $0.15 per common share if exercised during the first year and at the price of $0.20 per common share if exercised during the second year.  All common shares issued pursuant to this financing have a hold period expiring on November 21, 2004.  The warrants expire on July 20, 2006.

7.

Capital stock

(a)

Authorized: 200,000,000 common shares without par value.

(b)

changes in issued capital stock:

	September 30, 2004		December 31, 2003
	Number of Shares	Amount	Number of Shares	Amount
Balance beginning of period	9,902,060	$22,459,414	7,287,075	$21,501,417
Shares issued in settlement of debt	22,827	3,424	89,985	17,997
Private placements	2,000,000	200,000	2,525,000	985,000
Finder’s fee	-	-	-	(45,000)
Balance end of period	11,924,887	$22,662,838	9,902,060	$22,459,414

Lucky 1 Enterprises Inc.

Interim Financials

September 30, 2004

LUCKY 1 ENTERPRISES INC.

NOTES TO FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

(Unaudited – Prepared by Management)

7.

Capital stock (continued)

(c)

Warrants:

For the nine month period ended September 30, 2004, no warrants were exercised and 6,440,000 warrants at an exercise price of $0.20 per common share expired.  Pursuant to a private placement flow-through share financing on March 10, 2004, 1,000,000 warrants have been issued which are exercisable at $0.15 per flow-through common share in the first year and at $0.20 per flow-through common share for the following six months and at $0.20 per non-flow through common share for the remaining 6 months.  Pursuant to an additional private placement financing on July 20, 2004, 1,000,000 warrants have been issued which are exercisable at $0.15 per common share in the first year and at $0.20 per common share in the second year.   As of September 30, 2004, the following warrants are outstanding which entitle the holder to purchase the stated number of common shares at the exercise price with the expiry dates as follows:

Expiry dates	Number of warrants*	Exercise Price per warrant $

December 30, 2004	850,000	0.15
and December 31, 2005		0.20
March 10, 2005	1,000,000	0.15
and March 10, 2006		0.20
July 20, 2005	1,000,000	0.15
and July 20, 2006		0.20

Total Number of warrants outstanding	2,850,000	0.15 - 0.20

*One warrant is required to purchase 1 (one) common share.

(d)

Stock Options:

At the Annual General Meeting of the Company which was held on April 30, 2004, the shareholders approved the adoption of the Company’s 2004 Stock Option Plan whereby the Company may reserve for granting to Directors, Officers, Employees and Consultants up to 20% of the issued and outstanding common shares of the Company calculated from time to time on a rolling basis.  The Company’s 2004 Stock Option Plan has replaced the Company’s former 2002 and 2003 Stock Option Plans.

During the nine month period ended September 30, 2004, an aggregate of 971,175 stock options were granted to Directors, Officers, Employees and Consultants at an exercise price of US $0.15 per common share.  No stock options were exercised or cancelled however, 701,888 stock options expired during the nine month period.

Lucky 1 Enterprises Inc.

Interim Financials

September 30, 2004

LUCKY 1 ENTERPRISES INC.

NOTES TO FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

(Unaudited – Prepared by Management)

7.

Capital stock (continued)

Stock Options	Number of options * *	Exercise Price per option $
Balance beginning of period	712,899	CDN 2.25 & US 0.15

Options expired	(696,000)	US 0.15
	(5,888)	CDN 2.25
Options granted	971,175	US 0.15
Options exercised	-	-
Options cancelled	-	-

Balance end of period	982,186	CDN 2.25 & US 0.15

** One option is required to purchase 1 (one) common share.

As of September 30, 2004, the following stock options are outstanding.  The options entitle the holders to purchase the stated number of common shares at the exercise price with the expiry dates as follows:

Expiry dates	Number of options * *	Exercise price $

October 5, 2004	3,240	CDN 2.25
February 3, 2005	7,771	CDN 2.25
April 21, 2005	971,175	US 0.15

Total options outstanding	982,186	CDN 2.25 &US 0.15

** One option is required to purchase 1 (one) common share.

8.        Commitment

The company has an equipment lease expiring in 2005 with minimum annual payments of $4,440.

The Company has a management services agreement with Kalpakian Bros. of B.C. Ltd., a related company.  The remuneration for the services is $20,000 per month plus G.S.T.  The agreement is renewable on an annual basis and was renewed on September 29, 2004.

9.        Income taxes

The Company follows the liability method based on the accounting recommendations for income taxes issued by the Canadian Institute of Chartered Accountants.  Under the liability method future income tax assets and liabilities are computed based on differences between the carrying amount of assets and liabilities on the balance sheet and their corresponding tax values, using the enacted income tax rates at each balance sheet date.  Future income tax assets can also result by applying unused loss carry-forwards and other deductions.  The valuation of any future income tax assets is reviewed annually and adjusted, if necessary, by use of a valuation allowance to reflect the estimated realizable amount.

Lucky 1 Enterprises Inc.

Interim Financials

September 30, 2004

LUCKY 1 ENTERPRISES INC.

NOTES TO FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

(Unaudited – Prepared by Management)

9.

Income taxes (continued)

Loss carry forwards

As at December 31, 2003, the non-capital losses carry forward for income tax purposes amount to $3,237,000.  The tax benefits related to the loss carry forward have not been recognized in the financial statements and expire as follows:

2004	556,000
2005	640,000
2006	725,000
2007	452,000
2008	319,000
2009	440,000
2010	105,000

Other

The pools of eligible Canadian development and exploration expenditures amount to $2,705,000.  They can be sheltered for future earnings from resource properties.  In addition, the tax value of the company’s depreciable assets is $637,000 greater than book value.  This excess may be claimed as deductions for income tax purposes in future years.  The company has not recorded in its financial statements the potential income tax benefits that may be derived from those losses and other deductions because of the uncertainty that the benefits will be realized.

10.        Software Development

On November 4, 2002, the Company entered into a Licensing Agreement with Las Vegas from Home.com Entertainment Inc. (“Las Vegas”), a related company, for the joint development of certain gaming software consisting of three card games (the “three card games Software”).  Pursuant to this Licensing Agreement, the Company has paid a one time only license fee of $200,000 to Las Vegas as the Company’s sole contribution for the development costs of the three card games Software, as a result of which, the three card games Software is now equally owned by Las Vegas and the Company.  Las Vegas shall be the operator of the three card games Software and shall market the three card games.  Las Vegas shall receive 60% of all revenues that shall be generated from the operation of the three card games Software and the Company shall receive 40%.  The Company’s share of revenues from the three card games Software was $100,951 as of December 31, 2003 (2002: $Nil). For the nine month period ended September 30, 2004 the Company’s share of revenues from the three card games Software was $79,627 (2003: $61,381).

11.        Investment in Las Vegas From Home.com Entertainment Inc.

On September 8, 2003, the Company entered into a Private Placement Financing Agreement with Las Vegas From Home.com Entertainment Inc. (“Las Vegas”), a related company, whereby the Company acquired for investment purposes, 1,000,000 common shares in the capital of Las Vegas at the price of $0.10 per share for a total amount of $100,000.  In respect to this transaction, the final approval of the TSX Venture Exchange was obtained on September 15, 2003 by Las Vegas.  The Company’s 1,000,000 common shares in the capital of Las Vegas had a hold period which expired on January 15, 2004.

On September 19, 2003, the Company and other individuals entered into a Private Placement Financing Agreement with Las Vegas, whereby the Company acquired for investment purposes,

Lucky 1 Enterprises Inc.

Interim Financials

September 30, 2004

LUCKY 1 ENTERPRISES INC.

NOTES TO FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

(Unaudited – Prepared by Management)

11.

Investment in Las Vegas From Home.com Entertainment Inc. (continued)

3,000,000 common shares in the capital of Las Vegas at the price of $0.14 per common share for a total amount of $420,000.  The final approval from the TSX Venture Exchange for this transaction was obtained by Las Vegas on October 3, 2003.  The 3,000,000 Las Vegas common shares owned by the Company had a hold period which expired on February 3, 2004.

During the nine month period ended September 30, 2004, the Company sold all of the 4,000,000 common shares of Las Vegas which the Company had acquired during 2003 at an average price of $0.31 per share to net the Company $1,240,000.

On January 20, 2004, the Company entered into a Non-Brokered Private Placement Financing Agreement with Las Vegas, whereby the Company acquired, for investment purposes, 1,250,000 common shares in the capital of Las Vegas at the price of $0.32 per common share, for a total amount of $400,000.  The final approval from the TSX Venture Exchange for this transaction was obtained by Las Vegas on February 19, 2004.  The 1,250,000 Las Vegas common shares owned by the Company have been issued and had a hold period which expired on June 20, 2004.

On February 12, 2004, the Company entered into a Non-Brokered Private Placement Financing Agreement with Las Vegas, whereby the Company acquired, for investment purposes, 2,750,000 common shares in the capital of Las Vegas at the price of $0.30 per common share, for a total amount of $825,000.  The final approval from the TSX Venture Exchange for this transaction was obtained by Las Vegas on February 19, 2004.  The 2,750,000 Las Vegas common shares were issued to the Company and had a hold period which expired on June 20, 2004.

During the nine month period ended September 30, 2004, the Company sold 1,240,500 common shares of Las Vegas which the Company had acquired during 2004 for total proceeds to the Company of $144,080.

The Company may in the future either increase or decrease its investment in Las Vegas.

12.        Investment in Inter-Café Project

The Company entered into an Investment Agreement on January 26, 2004 with Interfranchise Inc., whereby the Company purchased a 10% interest in the Inter-Café Project for $90,000.

13.        Subsequent Events

A total of 3,240 stock options, exercisable at Cdn $2.25, expired on October 5, 2004.

By means of a News Release dated November 3, 2004, the Company announced that a Special Meeting of the Company’s Shareholders will be held on Monday, January 10, 2005 at 10:00 am (pacific time) at the Company’s offices, where the Company shall present to its shareholders special resolutions for their consideration to:-

a)

consolidate the Company’s share capital on a 1 (one) new for 35 (thirty-five) old shares basis;

b)

change the Company’s name to Bronx Ventures Inc.

c)

increase the Company’s authorized share capital to an unlimited number of common shares and an unlimited number of preferred shares, both without par value; and

d)

adopt new articles in accordance with the new Business Corporations Act (British Columbia).

Lucky 1 Enterprises Inc.

Interim Financials

September 30, 2004

FORM 52-109F2

CERTIFICATION OF INTERIM FILINGS

I, Bedo H. Kalpakian, President, C.E.O. and C.F.O. of Lucky 1 Enterprises Inc., certify that:

1. I have reviewed the interim filings (as this term is defined in Multilateral Instrument 52-109 Certification of Disclosure in Issuers’ Annual and Interim Filings) of Lucky 1 Enterprises Inc., (the issuer) for the interim period ending September 30, 2004;

2. Based on my knowledge, the interim filings do not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made, with respect to the period covered by the interim filings;

3. Based on my knowledge, the interim financial statements together with the other financial information included in the interim filings fairly present in all material respects the financial condition, results of operations and cash flows of the issuer, as of the date and for the periods presented in the interim filings;

4. The issuer's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures and internal control over financial reporting for the issuer, and we have:

(a)

designed such disclosure controls and procedures, or caused them to be designed under our supervision, to provide reasonable assurance that material information relating to the issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which the interim filings are being prepared; and

(b)

designed such internal control over financial reporting, or caused it to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with the issuer’s GAAP; and

5. I have caused the issuer to disclose in the interim MD&A any change in the issuer’s internal control over financial reporting that occurred during the issuer’s most recent interim period that has materially affected, or is reasonably likely to materially affect, the issuer’s internal control over financial reporting.

Date: November 19, 2004.

“Bedo H. Kalpakian”

[Bedo H. Kalpakian]

[President, C.E.O. & C.F.O.]

Lucky 1 Enterprises Inc.

Certification of Interim Financials

September 30, 2004